Exhibit 99.1

Mentor Graphics Reports Fiscal Fourth Quarter 2008 Results

WILSONVILLE, Ore.--(BUSINESS WIRE)--Mentor Graphics Corporation (NASDAQ:MENT) today announced fiscal 2008 fourth quarter revenue of $284.8 million, and annual revenue of $879.7 million. On a GAAP basis, fiscal 2008 fourth quarter earnings per share were $.39 and $.32 for the full year. On a non-GAAP basis, earnings per share for fiscal 2008 fourth quarter were $.72, and $1.00 for the full year.

“Mentor’s focus on building number one positions in the market has enabled it to continue to thrive and helped drive our record fourth quarter revenue and earnings,” said Walden C. Rhines, chairman and CEO of Mentor Graphics. “Our Olympus place and route solution received orders from 8 of the top 20 semiconductor manufacturers, while bookings from automotive customers climbed 25% to become about 10% of total bookings for the company.”

During the quarter, Mentor Graphics and Cadence Design Systems delivered the Open Verification Methodology (OVM) to accelerate adoption of SystemVerilog methodologies. Mentor’s Veloce(R) emulator was picked as one of the Hot 100 products of 2007 by EDN magazine. Mentor’s Catapult C(R) Synthesis product was selected as part of Fujitsu’s Electronic System Level (ESL) reference flow. The company launched a multi-corner multi-mode signal integrity analysis tool as part of its Olympus(TM)-SoC product line. The Japanese semiconductor consortium STARC validated an ESL reference flow featuring the Catapult C Synthesis product. The company also hosted its 6th annual Integrated Electrical Solutions Forum in Detroit with representatives from all of North America’s automotive OEMs and tier 1 suppliers.

“The company executed well in fiscal 2008, and we are positioned to continue to outperform the market in fiscal 2009,” said Gregory K. Hinckley, president of Mentor Graphics. “Additionally, we have tightened our focus on cost controls, and have taken a number of actions, including shuttering our IP division, to provide a more competitive cost basis going forward.”

Interest income resulting from the discount of long term accounts receivables has been historically reported as a component of Other income, net in the Consolidated Statement of Operations. Since the significance of the sale of term licenses that result in long term receivables has been increasing we have reclassified the interest income from Other income, net to Finance Revenue included as a component of Total Revenues in the Consolidated Statement of Operations. Along with the change in the classification of interest income, we have also reclassified the net gain or loss on the sale of long term receivables from Other income to General and Administration, and Other expense. The reclassifications have been made to the presentation of the prior years’ Consolidated Statements of Operations to conform to current year’s presentation. For the fourth quarter of fiscal 2008, the net adjustment to revenue was $4.3 million and for the year, it was $16.7 million. Net Income was unaffected.

GUIDANCE

For fiscal year 2009, the company expects revenue growth of about 4% to about $915 million, and Non-GAAP earnings per share growth between 5% and 10% to $1.05 to $1.10. GAAP earnings per share is expected to range between $.65 and $.70.

For the first quarter, revenue is expected to be about $170 million with GAAP earnings per share a loss of about $.15 and Non-GAAP earnings per share a loss of about $.10.

Discussion of Non-GAAP Financial Measures

Mentor Graphics management evaluates and makes operating decisions using various performance measures. In addition to our GAAP results, we also consider adjusted gross margin, operating margin and net income (loss), which we refer to as non-GAAP gross margin, operating margin and net income (loss), respectively. These non-GAAP measures are derived from the revenues of our product, maintenance and services business operations and the costs directly related to the generation of those revenues, such as cost of revenue, research and development, sales and marketing and general and administrative expenses, that management considers in evaluating our ongoing core operating performance. These non-GAAP measures exclude amortization of purchased and other identified intangible assets, in-process research and development, special charges, equity plan-related compensation expenses and charges and gains which management does not consider reflective of our core operating business.

Purchased and other identified intangible assets consist primarily of purchased technology, backlog, trade names, customer relationships and employment agreements. In-process research and development charges represent products in development that had not reached technological feasibility at the time of acquisition. Special charges consist of post-acquisition rebalance costs including severance and benefits, excess facilities and asset-related charges, and also include strategic reallocations or reductions of personnel resources. Equity plan-related compensation expenses represent the fair value of all share-based payments to employees, including grants of employee stock options, as required under SFAS No. 123 (revised 2004), “Share-Based Payment” (SFAS 123R). For purposes of comparability across other periods and against other companies in our industry, non-GAAP net income (loss) is adjusted by the amount of additional taxes or tax benefit that we would accrue using a normalized effective tax rate applied to the non-GAAP results.

During the twelve months ended January 31, 2008 and December 31, 2006, $1.1 million and $7.2 million, respectively of interest expense attributable to net retirement premiums and write-offs of debt issuance costs related to the refinancing or repurchase of certain convertible debt was excluded as management does not consider these transactions a part of its core operating performance.

In certain instances our GAAP results of operations may not be profitable when our corresponding non-GAAP results are profitable or vice versa. The number of shares on which our non-GAAP EPS is calculated may therefore differ from the GAAP presentation due to the anti-dilutive effect of stock options in a loss situation.

Non-GAAP gross margin, operating margin and net income (loss) are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. Moreover, they should not be considered as an alternative to any performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. We present non-GAAP gross margin, operating margin and net income (loss) because we consider them to be important supplemental measures of our operating performance and profitability trends, and because we believe they give investors useful information on period-to-period performance as evaluated by management.

Management excludes from our non-GAAP measures certain recurring items to facilitate its review of the comparability of our core operating performance on a period-to-period basis because such items are not related to our ongoing core operating performance as viewed by management. Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Management uses this view of our operating performance for purposes of comparison with our business plan and individual operating budgets and allocation of resources. Additionally, when evaluating potential acquisitions, management excludes the items described above from its consideration of target performance and valuation. More specifically management adjusts for the excluded items for the following reasons:

  Amortization charges for our purchased and other identified intangible assets are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of our acquisition transactions. We therefore consider our operating results without these charges when evaluating our core performance. Generally, the most significant impact to inter-period comparability of our net income (loss) is in the first twelve months following an acquisition.
  Special charges are primarily severance related and are due to our reallocation or reduction of personnel resources driven by modifications of business strategy or business emphasis and by assimilation of acquired businesses. These costs are originated based on the particular facts and circumstances of business decisions and can vary in size. Special charges also include excess facility and asset-related restructuring charges. These charges are not specifically included in our annual operating plan and related budget due to the rapidly changing technology and competitive environment in our industry. We therefore exclude them when evaluating our managers' performance internally.
  In-process research and development charges are largely disregarded as acquisition decisions are made, since they often result in charges that vary significantly in size and amount. Management excludes these charges when evaluating the impact of an acquisition transaction and our ongoing performance.
  Management supplementally considers performance without the impact of equity plan-related compensation charges and believes this information is useful to investors to compare our performance to the performance of other companies in our industry who present non-GAAP results adjusted to exclude stock compensation expense. We view equity plan-related compensation as a key element of our employee retention and long-term incentives, not as an expense that should be an element of evaluating core operations in any given period. We therefore exclude these charges for purposes of evaluating our core performance.
  Income tax expense is adjusted by the amount of additional tax expense or benefit that we would accrue if we used non-GAAP results instead of GAAP results in the calculation of our tax liability, taking into consideration our long-term tax structure. We use a normalized effective tax rate of 17%, which reflects the weighted average tax rate applicable under the various tax jurisdictions in which we operate. This non-GAAP weighted average tax rate is subject to change over time for various reasons, including changes in the geographic business mix and changes in statutory tax rates. Our GAAP tax rate for the year ended January 31, 2008 is 49%. The GAAP tax rate considers certain mandatory and other non-scalable tax costs which may adversely or beneficially affect our tax rate depending upon our level of profitability.

Non-GAAP net income (loss) also facilitates comparison with other companies in our industry, which use similar financial measures to supplement their GAAP results. However, non-GAAP net income (loss) has limitations as an analytical tool, and you should not consider this measure in isolation or as a substitute for analysis of our results as reported under GAAP. In the future we expect to continue to incur expenses similar to the non-GAAP adjustments described above and exclusion of these items in our non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Some of the limitations in relying on non-GAAP net income (loss) are:

  Amortization of purchased intangibles, though not directly affecting our current cash position, represents the loss in value as the technology in our industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income (loss) presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry, which is addressed through our research and development program.
  We regularly engage in acquisition and assimilation activities as part of our ongoing business and therefore we will continue to experience special charges and merger and acquisition charges on a regular basis. These costs also directly impact our available funds.
  Our stock option and stock purchase plans are important components of our incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future under SFAS 123R.
  Our income tax expense (benefit) will be ultimately based on our GAAP taxable income and actual tax rates in effect, which often differ significantly from the 17% rate assumed in our non-GAAP presentation.
  Other companies, including other companies in our industry, may calculate non-GAAP net income (loss) differently than we do, limiting its usefulness as a comparative measure.

About Mentor Graphics

Mentor Graphics Corporation (NASDAQ: MENT) is a world leader in electronic hardware and software design solutions, providing products, consulting services and award-winning support for the world’s most successful electronics and semiconductor companies. Established in 1981, the company reported revenues over the last 12 months of over $850 million and employs approximately 4,350 people worldwide. Corporate headquarters are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777. World Wide Web site: http://www.mentor.com/.

Mentor Graphics, Veloce, and Catapult C are registered trademarks and Olympus is a trademark of Mentor Graphics. All other company or product names are the registered trademarks or trademarks of their respective owners.

Statements in this press release regarding the company’s guidance for future periods constitute “forward-looking” statements based on current expectations within the meaning of section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company or industry results to be materially different from any results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the following: (i) the company’s ability to successfully offer products and services in the highly competitive EDA industry; (ii) product bundling or discounting by competitors, which could force the company to lower its prices or offer other more favorable terms to customers; (iii) reductions in spending on the company’s products by its customers due to cyclical downturns; (iv) weakness in the US or other economies; (v) foreign currency fluctuations; (vi) changes in accounting or reporting rules or interpretations; (vii) the impact of tax audits by taxing authorities, or changes in the tax laws, regulations or enforcement practices; (viii) effects of unanticipated shifts in product mix on gross margin; and (ix) effects of customer seasonal purchasing patterns and the timing of significant orders may negatively or positively impact the company’s quarterly results of operations, all as may be discussed in more detail under the heading “Risk Factors” in the company’s most recent Form 10-K or Form 10-Q. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. In addition, statements regarding guidance do not reflect potential impacts of mergers or acquisitions that have not been announced or closed as of the time the statements are made. Mentor Graphics disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements to reflect future events or developments.

MENTOR GRAPHICS CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except earnings per share data)

	Three Months Ended		Twelve Months Ended
	Jan. 31, 2008	Dec. 31, 2006	Jan. 31, 2008	Dec. 31, 2006
Revenues:
System and software(a)	$201,135	$171,638	$555,297	$498,088
Service and support	83,685	77,988	324,435	304,751
Total revenues	284,820	249,626	879,732	802,839
Cost of revenues: (1)
System and software	8,365	5,532	24,913	18,070
Service and support	26,011	21,283	95,714	83,405
Amortization of purchased technology	1,955	3,328	9,468	13,270
Total cost of revenues	36,331	30,143	130,095	114,745
Gross margin	248,489	219,483	749,637	688,094
Operating expenses:
Research and development (2)	60,577	56,357	249,269	227,161
Marketing and selling (3)	87,152	84,366	309,431	292,863
General and administration, and other (4)(a)	25,744	25,734	96,786	93,366
Amortization of intangible assets (5)	2,575	1,249	8,936	4,664
Special charges (6)	4,988	635	10,148	7,147
In-process research and development (7)	-	2,260	4,100	2,440
Total operating expenses	181,036	170,601	678,670	627,641
Operating income	67,453	48,882	70,967	60,453
Other income, net (8)(a)	1,264	1,987	5,225	7,015
Interest expense (9)	(5,152)	(6,157)	(20,264)	(29,560)
Income before income taxes	63,565	44,712	55,928	37,908
Income tax expense (10)	27,841	13,730	27,157	10,704
Net income	$35,724	$30,982	$28,771	$27,204
Net income per share:
Basic	$0.40	$0.37	$0.33	$0.33
Diluted(b)	$0.39	$0.36	$0.32	$0.33
Weighted average number of shares outstanding:
Basic	89,978	83,020	88,086	81,303
Diluted(b)	92,490	86,974	89,981	82,825

Refer to following page for a description of footnotes.

(a) Interest income on term receivables was reclassified from Other income, net to System and software revenues. Accelerated interest income and interest expense on factored accounts receivable was reclassified from Other income, net to General and administration, and other. The reclassification is reflected in the presentation for the current and prior periods.

(b) Diluted net income per share includes $419 and $656 of convertible debt interest, net of tax added back to GAAP net income for the three months ended January 31, 2008 and December 31, 2006, respectively. Diluted weighted average number of shares outstanding includes the 1,549 and 2,351 corresponding dilutive shares for the three months ended January 31, 2008 and December 31, 2006, respectively.

Listed below are the items included in net income that management excludes in computing the non-GAAP financial measures referred to in the text of this press release. Items are further described under "Discussion of Non-GAAP Financial Measures".

	Three Months Ended		Twelve Months Ended
	Jan. 31, 2008	Dec. 31, 2006	Jan. 31, 2008	Dec. 31, 2006
(1) Cost of revenues:
Equity plan-related compensation	$322	$290	$964	$943
Amortization of purchased intangible assets	1,955	3,328	9,468	13,270
	$2,277	$3,618	$10,432	$14,213
(2) Research and development:
Equity plan-related compensation	$2,702	$1,774	$7,881	$5,940

(3) Marketing and selling:
Equity plan-related compensation	$1,847	$1,451	$5,525	$4,791

(4) General and administration, and other:
Equity plan-related compensation	$1,120	$563	$4,107	$1,923

(5) Amortization of intangible assets:
Amortization of purchased intangible assets	$2,575	$1,249	$8,936	$4,664

(6) Special charges:
Rebalance and restructuring costs	$4,988	$635	$10,148	$7,147

(7) In-process research and development:
In-process research and development	$-	$2,260	$4,100	$2,440

(8) Other income, net:
Investment earnout payment receipt	$-	$-	$-	$(895)

(9) Interest expense:
Debt retirement costs	$612	$998	$1,064	$7,225

(10) Income tax expense:
Income tax effects	$14,294	$3,996	$8,776	$(3,807)

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(In thousands, except earnings per share data)

	Three Months Ended		Twelve Months Ended
	Jan. 31, 2008	Dec. 31, 2006	Jan. 31, 2008	Dec. 31, 2006
GAAP net income	$35,724	$30,982	$28,771	$27,204
Non-GAAP adjustments:
Equity plan-related compensation: (1)
Cost of revenues	322	290	964	943
Research and development (R&D)	2,702	1,774	7,881	5,940
Marketing and selling	1,847	1,451	5,525	4,791
General and administration, and other	1,120	563	4,107	1,923
Acquisition - related items:
Amortization of purchased intangible assets
Cost of revenues (2)	1,955	3,328	9,468	13,270
Amortization of intangible assets (3)	2,575	1,249	8,936	4,664
In-process R&D (4)	-	2,260	4,100	2,440
Special charges (5)	4,988	635	10,148	7,147
Other income (6)	-	-	-	(895)
Interest expense (7)	612	998	1,064	7,225
Income tax effects (8)	14,294	3,996	8,776	(3,807)
Total of non-GAAP adjustments	30,415	16,544	60,969	43,641
Non-GAAP net income	$66,139	$47,526	$89,740	$70,845

GAAP weighted average shares (diluted)	92,490	86,974	89,981	82,825
Non-GAAP adjustment	-	-	-	-
Non-GAAP weighted average shares (diluted)	92,490	86,974	89,981	82,825

GAAP net income per share (diluted)	$0.39	$0.36	$0.32	$0.33
Non-GAAP adjustments detailed above	0.33	0.19	0.68	0.53
Non-GAAP net income per share (diluted)	$0.72	$0.55	$1.00	$0.86

(1) Equity plan-related compensation expense recognized in accordance with SFAS 123R.

(2) Amount represents purchased intangible assets resulting from acquisition transactions. Purchased intangible assets are amortized over two to five years.

(3) Purchased intangible assets are amortized to other operating expense over two to five years. Purchased intangible assets includes tradenames, employment agreements, customer relationships and deferred compensation which are the result of acquisition transactions.

(4) Three months ended December 31, 2006: Write off of in-process research and development related to three acquisitions in the fourth quarter: $280, $280, and $1,700 related to the Summit, Next Device and Spiratech acquisitions, respectively.

Twelve months ended January 31, 2008: Write off of $4,100 for in-process research and development related to the Sierra acquisition.

Twelve months ended December 31, 2006: Write off of $2,440 for in-process research and development, $180, related to the Evercad acquisition in the first quarter and $2,260 in the fourth quarter as previously discussed.

(5) Three months ended January 31, 2008: Special charges consist of (i) $3,878 of costs incurred for employee rebalances which includes severance benefits, notice pay and outplacement services, (ii) $952 for the abandonment of an information technology project, (iii) $230 for the true-up of lease costs on a previously abandoned facility and (iv) ($72) in other adjustments.

Three months ended December 31, 2006: Special charges consist of (i) costs incurred related to the discontinuation of a product line of $668, (ii) $74 incurred for employee rebalances which includes severance benefits, notice pay and outplacement services, (iii) ($391) related to reoccupation of a previously abandoned facility and (iv) $284 for the write-off of failed acquisition costs.

Twelve months ended January 31, 2008: Special charges consist of (i) $9,676 of costs incurred for employee rebalances, which includes severance benefits, notice pay and outplacement services, (ii) $952 for the abandonment of an information technology project , (iii) ($721) related to reoccupation of a previously abandoned facility, (iv) $230 for the true-up of lease costs on a previously abandoned facility, (v) $100 for a wind-up services agreement related to the liquidation of a subsidiary, and (vi) ($89) in other adjustments.

Twelve months ended December 31, 2006: Special charges consist of (i) $4,407 of costs incurred for employee rebalances, which includes severance benefits, notice pay and outplacement services, (ii) $2,293 related to the abandonment of excess leased facility space, the disposal of related assets and other costs related to discontinuation of one of the company's intellectual property product lines, (iii) ($391) related to a reoccupation of a previously abandoned facility, (iv) $361 for the write-off of failed acquisition costs and (v) $477 in other costs incurred.

(6) Investment earn out payment received related to a sale of stock in 2003.

(7) Discounts, premium and unamortized debt costs related to the redemption of convertible debt.

(8) Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 17% tax rate, instead of our GAAP tax rate, to our GAAP pre-tax income and the application of the 17% tax rate to our non-GAAP adjustments.

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)

	Three Months Ended		Twelve Months Ended
	Jan. 31, 2008	Dec. 31, 2006	Jan. 31, 2008	Dec. 31, 2006
GAAP gross margin	$248,489	$219,483	$749,637	$688,094
Reconciling items to non-GAAP gross margin
Equity plan-related compensation	322	290	964	943
Amortization of purchased intangible assets	1,955	3,328	9,468	13,270
Non-GAAP gross margin	$250,766	$223,101	$760,069	$702,307

	Three Months Ended		Twelve Months Ended
	Jan. 31, 2008	Dec. 31, 2006	Jan. 31, 2008	Dec. 31, 2006
GAAP gross margin as a percent of total revenue	87%	88%	85%	86%
Non-GAAP adjustments detailed above	1%	1%	1%	1%
Non-GAAP gross margin as a percent of total revenue	88%	89%	86%	87%

	Three Months Ended		Twelve Months Ended
	Jan. 31, 2008	Dec. 31, 2006	Jan. 31, 2008	Dec. 31, 2006
GAAP operating expenses	$181,036	$170,601	$678,670	$627,641
Reconciling items to non-GAAP operating expenses
Equity plan-related compensation	(5,669)	(3,788)	(17,513)	(12,654)
Amortization of purchased intangible assets	(2,575)	(1,249)	(8,936)	(4,664)
Rebalance and restructuring costs	(4,988)	(635)	(10,148)	(7,147)
In-process research and development	-	(2,260)	(4,100)	(2,440)
Non-GAAP operating expenses	$167,804	$162,669	$637,973	$600,736

	Three Months Ended		Twelve Months Ended
	Jan. 31, 2008	Dec. 31, 2006	Jan. 31, 2008	Dec. 31, 2006
GAAP operating income	$67,453	$48,882	$70,967	$60,453
Reconciling items to non-GAAP operating income
Equity plan-related compensation	5,991	4,078	18,477	13,597
Amortization of purchased intangible assets:
Cost of revenues	1,955	3,328	9,468	13,270
Amortization of intangible assets	2,575	1,249	8,936	4,664
Rebalance and restructuring costs	4,988	635	10,148	7,147
In-process research and development	-	2,260	4,100	2,440
Non-GAAP operating income	$82,962	$60,432	$122,096	$101,571

	Three Months Ended		Twelve Months Ended
	Jan. 31, 2008	Dec. 31, 2006	Jan. 31, 2008	Dec. 31, 2006
GAAP operating margin as a percent of total revenue	24%	20%	8%	8%
Non-GAAP adjustments detailed above	5%	4%	6%	5%
Non-GAAP operating margin as a percent of total revenue	29%	24%	14%	13%

	Three Months Ended		Twelve Months Ended
	Jan. 31, 2008	Dec. 31, 2006	Jan. 31, 2008	Dec. 31, 2006
GAAP other income, net and interest expense	$(3,888)	$(4,170)	$(15,039)	$(22,545)
Reconciling items to non-GAAP other income, net and interest expense
Investment earnout payment receipt	-	-	-	(895)
Debt retirement costs	612	998	1,064	7,225
Non-GAAP other income, net and interest expense	$(3,276)	$(3,172)	$(13,975)	$(16,215)

MENTOR GRAPHICS CORPORATION
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)

	January 31,	December 31,
	2008	2006
Assets
Current assets:
Cash, cash equivalents and short-term investments	$126,215	$129,857
Trade accounts receivable, net	175,564	117,003
Term receivables, short-term	157,077	146,123
Prepaid expenses and other	38,051	29,679
Deferred income taxes	9,574	12,549

Total current assets	506,481	435,211
Property, plant and equipment, net	100,421	86,100
Term receivables, long-term	134,059	162,157
Goodwill and intangible assets, net	451,881	396,534
Other assets	45,271	46,237

Total assets	$1,238,113	$1,126,239

Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings	$14,178	$7,181
Accounts payable	23,634	20,122
Income taxes payable	6,675	45,521
Accrued payroll and related liabilities	78,948	105,009
Accrued liabilities	40,697	34,938
Deferred revenue	154,821	110,639

Total current liabilities	318,953	323,410
Long-term notes payable	201,102	249,852
Deferred revenue, long-term	18,977	5,598
Other long-term liabilities	59,914	14,312
Total liabilities	598,946	593,172

Stockholders' equity:
Common stock	531,153	430,847
Retained earnings	71,150	72,728
Accumulated other comprehensive income	36,864	29,492
Total stockholders' equity	639,167	533,067

Total liabilities and stockholders' equity	$1,238,113	$1,126,239

MENTOR GRAPHICS CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS AND SUPPLEMENTAL INFORMATION
(In thousands, except Day sales outstanding)

	Three Months Ended		Twelve Months Ended
	Jan. 31, 2008	Dec. 31, 2006	Jan. 31, 2008	Dec. 31, 2006
Operating activities
Net income	$35,724	$30,982	$28,771	$27,204
Depreciation and amortization (1)	13,462	11,777	49,615	47,619
Other adjustments to reconcile:
Operating cash	17,780	7,021	25,304	10,470
Changes in working capital	(7,510)	(27,398)	(24,075)	(6,418)

Net cash provided by operating activities	59,456	22,382	79,615	78,875

Investing activities
Net cash used in investing activities	(3,895)	(15,736)	(42,201)	(65,060)

Financing activities
Net cash used in financing activities	(22,242)	(8,111)	(17,339)	(6,613)

Effect of exchange rate changes on cash and cash equivalents	1,247	369	2,619	1,176

Net change in cash and cash equivalents	34,566	(1,096)	22,694	8,378
Cash and cash equivalents at beginning of period	83,360	84,127	95,232	74,653

Cash and cash equivalents at end of period	$117,926	$83,031	$117,926	$83,031

(1) Depreciation and amortization includes a write-off of note issuance costs in the amount of $861 and $304 for the three months ended January 31, 2008 and December 31, 2006, respectively, and $1,042 and $2,711 for the twelve months ended January 31, 2008 and December 31, 2006, respectively.

Other data:
Capital expenditures	$8,615	$9,909	$37,923	$29,289
Days sales outstanding	105	95	-	-

MENTOR GRAPHICS CORPORATION
UNAUDITED RECLASSIFICATION OF INTEREST INCOME AND FACTORED ACCOUNTS RECEIVABLE INTEREST EXPENSE
(In thousands)

	Quarter Ended				Year To Date
Fiscal year ended January 31, 2008	April 30, 2007	July 31, 2007	Oct. 31, 2007	Jan. 31, 2008	Jan. 31, 2008

System and software revenue as reported	$113,858	$123,691	$104,215	$196,801	$538,565
Interest Income, Term	4,027	4,193	4,178	4,334	16,732
System and software revenue restated	$117,885	$127,884	$108,393	$201,135	$555,297

General and administration, and other as reported	$22,940	$23,957	$24,183	$26,038	$97,118
Interest Income, Term	(1,076)	-	(2,184)	(1,260)	(4,520)
Factored Accounts Receivable Interest Expense	846	14	2,362	966	4,188
General and administration, and other restated	$22,710	$23,971	$24,361	$25,744	$96,786

Other income, net as reported	$5,541	$5,830	$5,026	$5,892	$22,289
Interest Income, Term	(5,103)	(4,193)	(6,362)	(5,594)	(21,252)
Factored Accounts Receivable Interest Expense	846	14	2,362	966	4,188
Other income, net restated	$1,284	$1,651	$1,026	$1,264	$5,225

	Quarter Ended				Year To Date
Fiscal year ended December 31, 2006	March 31, 2006	June 30, 2006	Sept 30, 2006	Dec 31, 2006	Dec 31, 2006

System and software revenue as reported	$102,940	$101,226	$114,461	$168,205	$486,832
Interest Income, Term	2,277	2,693	2,853	3,433	11,256
System and software revenue restated	$105,217	$103,919	$117,314	$171,638	$498,088

General and administration, and other as reported	$20,919	$22,876	$22,822	$25,685	$92,302
Interest Income, Term	(1,035)	(928)	(942)	(692)	(3,597)
Factored Accounts Receivable Interest Expense	1,438	1,269	1,213	741	4,661
General and administration, and other restated	$21,322	$23,217	$23,093	$25,734	$93,366

Other income, net as reported	$2,194	$4,134	$5,508	$5,371	$17,207
Interest Income, Term	(3,312)	(3,621)	(3,795)	(4,125)	(14,853)
Factored Accounts Receivable Interest Expense	1,438	1,269	1,213	741	4,661
Other income, net restated	$320	$1,782	$2,926	$1,987	$7,015

	Quarter Ended				Year To Date
Fiscal year ended December 31, 2005	March 31, 2005	June 30, 2005	Sept. 30, 2005	Dec. 31, 2005	Dec. 31, 2005

System and software revenue as reported	$91,560	$81,375	$91,492	$145,837	$410,264
Interest Income, Term	1,982	1,994	2,000	2,176	8,152
System and software revenue restated	$93,542	$83,369	$93,492	$148,013	$418,416

General and administration, and other as reported	$18,708	$18,752	$19,883	$19,491	$76,834
Interest Income, Term	-	-	-	(1,500)	(1,500)
Factored Accounts Receivable Interest Expense	72	5	6	1,493	1,576
General and administration, and other restated	$18,780	$18,757	$19,889	$19,484	$76,910

Other income, net as reported	$3,543	$2,837	$4,138	$6,375	$16,893
Interest Income, Term	(1,982)	(1,994)	(2,000)	(3,676)	(9,652)
Factored Accounts Receivable Interest Expense	72	5	6	1,493	1,576
Other income, net restated	$1,633	$848	$2,144	$4,192	$8,817

MENTOR GRAPHICS CORPORATION
UNAUDITED SUPPLEMENTAL BOOKINGS AND REVENUE INFORMATION
(Rounded to nearest 5%)

	Fiscal year ended January 31, 2008					Fiscal year ended December 31, 2006					Fiscal year ended December 31, 2005
Product Group Bookings(a)	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR
Integrated Systems Design	15%	20%	20%	15%	20%	10%	15%	20%	20%	20%	20%	20%	20%	20%	20%
IC Design to Silicon	40%	35%	30%	40%	35%	50%	40%	35%	25%	35%	20%	20%	30%	40%	20%
Scalable Verification	20%	25%	20%	20%	25%	20%	25%	25%	30%	25%	25%	30%	25%	20%	25%
New & Emerging Products	15%	15%	20%	20%	15%	10%	15%	15%	20%	15%	20%	20%	15%	15%	20%
Services & Other	10%	5%	10%	5%	5%	10%	5%	5%	5%	5%	15%	10%	10%	5%	5%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	Fiscal year ended January 31, 2008					Fiscal year ended December 31, 2006					Fiscal year ended December 31, 2005
Product Group Revenue(a)	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR
Integrated Systems Design	20%	20%	25%	20%	20%	25%	20%	25%	25%	25%	25%	20%	25%	25%	25%
IC Design to Silicon	40%	40%	25%	30%	35%	35%	30%	30%	25%	30%	30%	20%	30%	35%	30%
Scalable Verification	20%	20%	25%	30%	25%	20%	25%	30%	30%	25%	25%	30%	25%	20%	25%
New & Emerging Products	10%	15%	15%	15%	15%	10%	15%	10%	15%	15%	10%	20%	10%	15%	10%
Services & Other	10%	5%	10%	5%	5%	10%	10%	5%	5%	5%	10%	10%	10%	5%	10%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	Fiscal year ended January 31, 2008					Fiscal year ended December 31, 2006					Fiscal year ended December 31, 2005
Bookings by Geography	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR
North America	50%	40%	45%	30%	40%	30%	50%	40%	65%	50%	30%	45%	35%	50%	45%
Europe	25%	30%	15%	30%	25%	30%	20%	20%	20%	25%	35%	25%	35%	30%	30%
Japan	10%	10%	20%	20%	15%	25%	10%	20%	5%	10%	20%	15%	10%	10%	10%
Pac Rim	15%	20%	20%	20%	20%	15%	20%	20%	10%	15%	15%	15%	20%	10%	15%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	Fiscal year ended January 31, 2008					Fiscal year ended December 31, 2006					Fiscal year ended December 31, 2005
Revenue by Geography	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR
North America	50%	55%	40%	40%	45%	35%	45%	45%	55%	45%	45%	45%	40%	45%	45%
Europe	25%	20%	25%	30%	25%	30%	20%	25%	25%	25%	25%	30%	30%	35%	30%
Japan	15%	10%	20%	15%	15%	20%	15%	20%	10%	15%	20%	15%	15%	10%	15%
Pac Rim	10%	15%	15%	15%	15%	15%	20%	10%	10%	15%	10%	10%	15%	10%	10%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

(a) Product Group totals include Product and Support

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP
EARNINGS PER SHARE GUIDANCE

The following table reconciles management's estimates of the specific items excluded from GAAP in the calculation of expected non-GAAP earnings per share for the periods shown below:

	Q1 FY 2009	FY 2009
Diluted GAAP net earnings per share	$(0.15)	$ 0.65 to 0.70
Non-GAAP Adjustments:
Amortization of purchased intangible assets (1)	0.02	0.09
Amortization of other identified intangible assets (2)	0.02	0.11
Equity plan-related compensation (3)	0.04	0.21
Income tax effects (4)	(0.03)	(0.01)
Non-GAAP net income	$(0.10)	$ 1.05 to 1.10

(1) Excludes amortization of purchased intangible assets resulting from acquisition transactions. Purchased intangible assets are amortized over two to five years. The guidance for fiscal year 2009 (FY2009) assumes no new acquisition transactions.

(2) Excludes amortization of other identified intangible assets including trade names, employment agreements and customer relationships resulting from acquisition transactions. Other identified intangible assets are amortized over two to five years.

(3) Excludes equity plan-related compensation expense recognized in accordance with SFAS 123R, Share-Based Payment.

(4) Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 17% tax rate, instead of our GAAP tax rate, to our GAAP pre-tax income and the application of the 17% tax rate to our non-GAAP adjustments.

CONTACT:
Mentor Graphics
Public and Investor Relations Director
Ryerson Schwark, 503-685-1462
ry_schwark@mentor.com
or
Mentor Graphics
Investor Relations and Business Development Director
Dennis Weldon, 503-685-1462
dennis_weldon@mentor.com